Exhibit 10.6

PURCHASE AND SALE AGREEMENT

by and between

USPF IV LAUREL RETAIL OWNER, L.P.,

a Delaware limited partnership

and

ARC NYC400E67, LLC
a Delaware limited liability company

Property Name: The Laurel Retail Condominium

Location: 400 East 67th Street, New York, NY 10065

Effective Date: August 8, 2014

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of August 8, 2014 (the “Effective Date”) by and between USPF IV LAUREL RETAIL OWNER, L.P., a Delaware limited partnership (“Seller”), and ARC NYC400E67, LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Act” is defined in Section 4.2.5.

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.

“Buyer’s Representatives” shall mean Buyer and any officers, directors, employees, agents, consultants, representatives and attorneys of Buyer or any direct or indirect owner of any beneficial interest in Buyer, but only if the same conduct due diligence or are otherwise involved in the Transaction.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the day that the Transaction closes, which shall not be later than the Scheduled Closing Date.

“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller as part of the Closing.

“Condominium” shall be The Laurel Condominium.

“Condominium Board” shall be the board of managers of the Condominium pursuant to the Condominium Documents.

“Condominium Documents” shall mean the Declaration dated October 6, 2008 recorded in the New York County Office of the Register of The City of New York on November 3, 2008 at CRFN 2008000427186 (and the By-Laws attached thereto) also designated as Tax Lots 1208, 1209 and 1210, respectively, Block 1461 on Tax Map Real Property Assessment Department of The City of New York for The Borough of Manhattan & County of New York, as amended.

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“Contracts” shall mean the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto, together with any additional contracts, equipment leases and agreements and any modifications of any of the foregoing that are entered into in accordance with the terms of Section 8.1.

“deemed to know” (or words of similar import) shall have the following meaning: Buyer and the Buyer’s Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer’s Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the Closing Documents executed and delivered by Seller, the documents and materials with respect to the Property delivered or made available to any Buyer’s Representative in connection with the Transaction, any estoppel certificate executed by any tenant of the Property, or any reports prepared or obtained by any Buyer’s Representatives in connection with Buyer’s due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller’s Warranty. For purposes of this Agreement, documents and materials shall be deemed to have been “made available” to Buyer’s Representatives only if the same are located at a designated physical or on-line location.

“Deposit” shall mean the sum of Seven Million Six Hundred Thousand Dollars ($7,600,000), together with any interest earned thereon.

“Disclosure Statement” is defined in Section 4.2.5.

“Escrow Agent” First American Title Insurance Company, in its capacity as escrow agent, whose mailing address is 633 Third Avenue, New York, New York 10017, Attention: Stephen Farber (telephone number: (212) 551-9402, e-mail address: sfarber@firstam.com).

“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” shall mean, collectively, (i) that certain Lease, dated as of October 5, 2007, between 1240 First Avenue LLC and Cornell University for and on behalf of its Joan & Sandford I. Weill Medical College, as affected by that certain Stipulation of Settlement Entered by the Civil Court of the City of New York, New York County on July 6, 2011, (ii) that certain Lease, dated as of March 30, 2009, between 1240 First Avenue LLC and Quik Park East 67th Street LLC, as affected by that certain First Amendment of Lease, dated as of November 15, 2011, between USPF IV Laurel Retail Owner, L.P. and Quik Park East 67th Street LLC and (iii) that certain Lease, dated as of January 8, 2010, between 1240 First Avenue LLC and TD Bank, NA.

“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

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“Owner’s Title Policy” shall mean an ALTA owner’s extended coverage title insurance policy issued by the Title Company in the amount of the Purchase Price.

“Permitted Exceptions” shall mean and include all of the following: (a) applicable zoning, building and land use Laws, (b) such state of facts as would be disclosed by a physical inspection of the Property, (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) any exceptions caused by any Buyer’s Representative, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof, (f) the rights of the Tenants under the Leases, (g) any matters which Buyer is deemed to know about prior to the Effective Date, including, without limitation, all matters listed in Seller’s Title Policy and/or in any title report obtained by Buyer on or before the Effective Date, and (h) any matters deemed to constitute additional Permitted Exceptions under Section 3.1. Permitted Exceptions shall not include any matters of record created by Seller in violation of Section 8.1. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as hereinafter defined) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the Closing and not be merged therein).

“Property” shall mean, collectively, (a) the Real Property, (b) the “Personal Property” as defined in the Bill of Sale attached hereto as Exhibit E, (c) the Leases, and (d) the “Intangible Property” as defined in the Assignment Agreement attached hereto as Exhibit F.

“Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following: Seller’s organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems confidential, proprietary, or privileged.

“Real Property” shall mean the three (3) condominium units legally described in Exhibit A attached hereto, together with all improvements and fixtures located thereon and owned by Seller as of the Closing and any rights, privileges and appurtenances pertaining thereto.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, Seller shall only be permitted to cause the Title Company to insure over the following title exceptions: (a)  any liens evidencing monetary encumbrances not exceeding individually or in the aggregate $100,000, and (b) other title encumbrances (other than Required Removal Exceptions) to the extent that Buyer consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

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“Report” is defined in Section 4.2.5.

“Required Removal Exceptions” shall mean, collectively, (i) liens evidencing monetary encumbrances (other than liens for non-delinquent real estate taxes that are to be apportioned at Closing pursuant to the terms hereof) created as a result of the intentional acts or omissions of Seller, its agents or affiliates, (including, without limitation the liens of any mortgages), (ii) liens evidencing monetary encumbrances (other than liens for non-delinquent real estate taxes and liens described in item (i) of this definition) that do not individually or in the aggregate exceed $100,000, (iii) title matters created by Seller, its agents or affiliates in violation of the terms of this Agreement, and (iv) mechanics liens resulting from work performed by Seller for any of the Tenants; and (v) any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 3.1(c).

“Scheduled Closing Date” shall mean September 4, 2014, as the same may be extended pursuant to the express terms of this Agreement.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s Property Manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Broker” shall mean Savills Studley.

“Seller’s Knowledge” or words of similar import shall refer only to the current actual knowledge of (i) James L. Street, an officer of Prudential Investment Management, Inc. responsible for the Transaction, (ii) Gregory Killeen, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Property, (iii) Barry Howell, and (iv) David Pahl (collectively, the “Designated Representatives”) and shall not be construed to impose upon the Designated Representatives any duty to investigate (beyond inquiry of Seller’s Property Manager) the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer’s Representatives or the contents of files maintained by the Designated Representatives. There shall be no personal liability on the part of the Designated Representatives arising out of any of the Seller’s Warranties.

“Seller’s Property Manager” shall mean MadCap Partners LLC, a New York limited liability company.

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“Seller’s Title Policy” shall mean the title insurance policy issued to Seller by Commonwealth Land Title Insurance Company provided to Buyer prior to the Effective Date.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 7.2 and in the Closing Documents executed by Seller for the benefit of Buyer, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

“Survey” shall mean the survey delivered by Seller to Buyer prior to the Effective Date.

“Tenants” shall mean, collectively, (i) Cornell University for and on behalf of its Joan & Sandford I. Weill Medical College, (ii) Quik Park East 67th Street LLC and (iii) TD Bank, N.A.

“Title Company” shall mean First American Title Insurance Company.

“Transaction” shall mean the transaction contemplated by this Agreement.

ARTICLE 2 - SALE OF PROPERTY

Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the Property. In consideration therefor, Buyer shall pay to Seller Seventy-Six Million Dollars ($76,000,000) (the “Purchase Price”). The Purchase Price shall be paid as follows:

2.1 Payment of Deposit. Buyer has paid the Deposit to Escrow Agent. .

2.2 Applicable Terms. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price at the Closing and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Exhibit C.

2.3 Cash at Closing. On the Scheduled Closing Date, Buyer shall (a) deposit into escrow with the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds as more particularly set forth in Section 6.1, as prorated and adjusted as set forth in Article 5, Section 6.1, or as otherwise provided under this Agreement, and (b) authorize and direct the Escrow Agent to simultaneously pay the Deposit into such escrow.

ARTICLE 3 - TITLE MATTERS

3.1 Title Defects.

(a) Buyer hereby confirms receipt of: (y) Seller’s Title Policy and (z) the Survey. From and after the Effective Date, Buyer shall have the right to object in writing to any title and/or survey matters which are not Permitted Exceptions and which materially adversely affect title to or the marketability of the Real Property (as reasonably determined by Buyer in good faith) if such objection is made to Seller by written notice from Buyer within five (5) Business Days after Buyer becomes aware of such matters (but, in any event, prior to the Scheduled Closing Date) (each such written notice, a “Buyer Objection Notice” and each such matter to which Buyer objects in writing, an “Objectionable Matter”). Unless Buyer is entitled to and timely objects to such title matters (other than Required Removal Exceptions), all such title matters shall be deemed to constitute additional Permitted Exceptions.

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(b) If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove all Required Removal Exceptions. If Seller is unable to Remove any Required Removal Exceptions prior to the Closing, Buyer may at Closing elect to either (i) exercise Buyer’s rights under Section 9.2, or (ii) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(c) With respect to any Objectionable Matter that is not a Required Removal Exception, Seller may elect to Remove such Objectionable Matter and Seller may notify Buyer in writing within five (5) Business Days after receipt of a Buyer Objection Notice listing any such Objectionable Matters (but, in any event, prior to the Scheduled Closing Date) whether Seller elects to Remove the same. Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove Buyer’s Objectionable Matters. If Seller elects or is deemed to have elected not to Remove one or more of such Objectionable Matters, then, within five (5) Business Days after Seller’s election or deemed election (but, in any event, prior to the Scheduled Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Objectionable Matters and proceed to Closing without any reduction of or credit against the Purchase Price. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Objectionable Matters and proceed to Closing. Any such Objectionable Matter so waived (or deemed waived) by Buyer shall constitute a Permitted Exception.

(d) Seller shall be entitled to one or more extensions of the Scheduled Closing Date (not to exceed forty-five (45) days in the aggregate) with all other extensions of the Scheduled Closing Date contained herein) for the purpose of the Removal of any Objectionable Matter. Seller shall have the right to replace the Title Company with another nationally recognized title insurance company reasonably satisfactory to Buyer if the Title Company fails or refuses to Remove any Objectionable Matter that Seller elects or is required to Remove.

3.2 Title Insurance. At Closing, the Title Company shall issue the Owner’s Title Policy to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer may request that the Title Company provide endorsements to the Owner’s Title Policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements, and (c) the Closing shall not be delayed as a result of Buyer’s request.

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ARTICLE 4 - BUYER’S DUE DILIGENCE/AS-IS SALE

4.1 Buyer’s Due Diligence. All due diligence performed by Buyer’s Representatives shall have been performed in accordance with and subject to the terms of that certain Property Access Agreement, dated as of August 4, 2014, by and between Seller and Buyer (or Buyer’s predecessor), which agreement is hereby incorporated herein and Buyer and Seller hereby ratify and confirm their respective obligations under the aforementioned agreement. To the extent any provisions of the Property Access Agreement conflict with the provisions of this Agreement, the provisions of this Agreement shall control. Buyer, in its sole and absolute discretion, has performed such due diligence with respect to the Property and the Transaction as Buyer has elected, and Buyer is satisfied with the results of all of such due diligence. Accordingly, Buyer shall be deemed to have waived its rights to terminate this Agreement, except as otherwise expressly provided herein.

4.2 As-Is Provisions.

4.2.1 As-Is Sale. Buyer acknowledges and agrees that:

(a) Buyer has conducted such due diligence as Buyer has deemed necessary or appropriate.

(b) Subject to Seller’s Warranties, the Property shall be sold, and Buyer shall accept possession of the Property as of the Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in this Agreement and the Closing Documents.

(c) Except for Seller’s Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the materials delivered or made available to Buyer’s Representatives or the results of Buyer’s due diligence.

(d) Buyer has independently confirmed to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.

4.2.2 Release. By accepting the Deed and closing the Transaction, Buyer, on behalf of itself and its successors and assigns, shall thereby release each of the Seller Parties from, and waive any and all Liabilities against each of the Seller Parties for, attributable to, or in connection with the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which arise or occur before, on or after the Closing, including, without limitation, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to any Buyer’s Representatives; and (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including, without limitation, all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action (collectively, “Environmental Liabilities”); and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, (ii) any of the obligations of Seller under this Agreement or the Closing Documents that expressly survive the Closing, or (iii) any acts constituting fraud by Seller.

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4.2.3 Assumption of Liability. By accepting the Deed and closing the Transaction, as between the Seller Parties and Buyer (but without limiting any rights of Buyer as against the Tenant or any third parties), Buyer shall thereby assume and take responsibility and liability for the following: (a) any and all Liabilities attributable to the Property to the extent that the same arise or accrue on or after the Closing and are attributable to events or circumstances which arise or occur on or after the Closing; and (b) any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the Closing, including, without limitation, all Environmental Liabilities; and (c) any and all Liabilities that arose or accrued prior to the Closing or are attributable to events which arose or occurred prior to the Closing, but only if Buyer is deemed to know about the same on or before the Closing; and (d) any and all Liabilities to the extent that the same arise or accrue as a result of any tort claims in connection with any injury that arose or occurred prior to Closing, but only if Buyer has the right to seek recovery from any tenants or previous tenants of the Property with respect to such tort claims; and (e) any and all Liabilities with respect to which Buyer receives a credit at Closing, but only to the extent of such credit. Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Notwithstanding the foregoing, (1) the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, (ii) any of the obligations of Seller under this Agreement or the Closing Documents that expressly survive the Closing, or (iii) any acts constituting fraud by Seller, and (2) any tort claims brought with respect to the Property, to the extent that the same arise or accrue as a result of events that occurred prior to the Closing, shall not be assumed by Buyer as a result of clause (b) or clause (c) except to the extent the same are caused by the acts or omissions of any Buyer’s Representatives.

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4.2.4 Successors and Assigns. The provisions of this Section 4.2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.2.5 Intentionally Omitted.

4.2.6 Intentionally Omitted.

4.2.7 Reaffirmation and Survival. The provisions of this Section 4.2 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive the Closing.

4.3 Limitation on Seller’s Liability.

4.3.1 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement, and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed One Million Nine Hundred and Forty Thousand Dollars ($1,940,000). Notwithstanding the foregoing, the foregoing liability cap shall not apply to claims by Buyer against Seller for (i) fraud, (ii) reimbursements actually owed to the Tenants on account of periods prior to the Closing Date for reimbursements under their Leases, (iii) amounts owed to Seller’s Broker in connection with the Transaction, and (iv) amounts owed by Seller under Section 8.3 or Section 8.6(b).

4.3.2 Survival. The provisions of this Section 4.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

5.1 Proration of Income.

5.1.1 Rents. For purposes of this Agreement, “Rents” shall mean all base rents, additional rent and any tax and operating expense reimbursements and escalations due from the Tenants under the Leases. All collected Rents and other income from Property operations shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing.

5.1.2 Post-Closing Collections. After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing on Seller’s behalf and to tender the same to Seller upon receipt; provided, however, all Rents collected by Buyer or Seller after the Closing shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect Rents or other revenue due Seller and Seller hereby retains its rights to pursue claims against Tenants or any other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against any tenant under a Lease, Seller (a) shall be required to notify Buyer in writing of its intention to pursue such legal proceedings; (b) shall only be permitted to pursue any legal proceedings after the date which is ninety (90) days after the Closing Date; and (c) shall not be permitted to pursue any legal proceedings against Tenants seeking eviction of the Tenants or the termination of the underlying Leases. The terms of this section shall survive the Closing and not be merged therein.

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5.1.3 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits and/or impound accounts, if any, held by Seller under the Leases.

5.2 Proration of Taxes and Other Property Expenses.

5.2.1 Proration of Ad Valorem Taxes. All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the Property will be prorated as of 12:01 a.m. on the Closing Date, based on (if applicable) the maximum discount available for early payment. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of the taxes for most recent year for which final bills are available.

5.2.2 Common Condominium Charges and Special Assessments. Seller shall pay all installments of Condominium common charges under the Condominium Documents and special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of Condominium common charges under the Condominium Documents and special assessments due and payable on and after the Closing Date; provided, however, if the owner of the Property has the election to pay any such special assessment over time, Seller may elect to do so, which election shall be binding on Buyer.

5.2.3 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.

5.2.4 Expenses Payable by Tenants. Notwithstanding anything to the contrary herein, there shall be no proration of real estate taxes or other operating expenses (and, as between Buyer and Seller, Buyer shall be responsible for the same) if and to the extent the same are payable by Tenants under the Leases, except to the extent that Seller has collected payment of such amounts.

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5.2.5 Lease Expenses. At Closing, (a) Buyer and Seller shall prorate any and all Lease Expenses (as hereinafter defined) paid or incurred by Seller prior to Closing arising out of or in connection with any modifications of any Lease approved by Buyer in writing entered into between the Effective Date and the Closing; and (b) Seller shall give Buyer a credit for any and all unpaid and due and owing Lease Expenses owed to or for the benefit of Tenants with respect to the Leases. For purposes of determining Buyer’s and Seller’s pro rata share of the amounts to be prorated pursuant to clause (a), such Lease Expenses shall be amortized over the full term of the subject Lease or modification, as the case may be, and apportioned between Buyer and Seller as of 12:01 a.m. on the Closing Date based upon the proportion of the affected term of the applicable Lease or modification that falls within each of Buyer’s and Seller’s period of ownership of the Property. “Lease Expenses” shall mean, collectively, any and all costs, expenses and fees paid or incurred by Seller prior to Closing in connection with the Leases or any modification thereof, including, without limitation, (i) brokerage commissions, (ii) expenses incurred for improvements to the premises, (iii) legal fees reasonably and actually incurred, (iv) free rent, rent abatements, or rent concessions, and (v) expenses reasonably and actually incurred to satisfy or terminate the obligations of a tenant under another lease.

5.3 Closing Costs. Closing costs shall be allocated between Buyer and Seller in accordance with local custom. For the avoidance of doubt:

(a) Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for extended coverage and all endorsements desired by Buyer with respect to the Owner’s Title Policy, (ii) the cost of any update to the Survey, (iii) all recording and filing charges in connection with the Deed, (iv) one half of all escrow or closing charges, (v) the commission due any broker representing Buyer, (vi) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants, and (vii) all lenders’ fees, mortgage taxes, and similar charges, if any, related to any financing to be obtained by Buyer.

(b) Seller shall pay the following closing costs: (i) one half of all escrow or closing charges, (ii) the commission due Seller’s Broker, (iii) all fees due its attorneys, (iv) any transfer taxes applicable to the transfer of the Property to Buyer, and (v) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions.

The obligations of the parties under this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

5.4 Delayed Adjustment; Delivery of Financial Data. No later than March 31 of the first calendar year following the year in which the Closing occurs, Buyer shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery of any such recalculation. The provisions of this section shall survive the Closing and not be merged therein.

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ARTICLE 6 - CLOSING

6.1 Closing Mechanics.

(a) The parties shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing.

(b) Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Section 2.3 by timely delivering the same to the Escrow Agent on the Scheduled Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 2:00 p.m. Eastern Time on the Scheduled Closing Date to deposit the same in Seller’s designated account.

(c) The items to be delivered by Seller or Buyer in accordance with the terms of Sections 6.2 or 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Scheduled Closing Date except that (i) the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller at the Property or made available for pick-up from Seller’s Property Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 6.1(b).

6.2 Seller’s Closing Deliveries. At Closing, Seller shall deliver the following:

(a) Deed. A deed in the form of Exhibit D attached hereto (“Deed”), executed and acknowledged by Seller.

(b) Bill of Sale. A bill of sale in the form of Exhibit E attached hereto, executed by Seller.

(c) Assignment Agreement. An assignment and assumption of the Leases and Intangible Property, in the form of Exhibit F attached hereto (“Assignment Agreement”), executed by Seller.

(d) Notice to Tenants. A letter in the form of Exhibit G attached hereto, executed by Seller, which shall be sent by Buyer after Closing to the Tenants.

(e) Intentionally Omitted.

(f) Evidence of Authority. Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s consummation of the Transaction, including Seller’s execution of this Agreement and the execution and delivery of the Closing Documents required to be delivered by Seller.

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(g) Other Documents. A title affidavit in the form of Exhibit I-1 attached hereto, a gap indemnity in the form of Exhibit I-2 attached hereto, applicable transfer or sales tax filings, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction, each executed by Seller.

(h) Letters of Credit as Tenant Security Deposits. If applicable, all original letters of credit which are security deposits under the Leases and the transfer documentation as described in Section 8.1.

(i) Closing Statement. A mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement (the “Closing Statement”), executed by Seller.

(j) Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s Property Manager’s possession or control and originals or, if originals are not available, copies, of the Leases, all of the Contracts, and other Property documents, to the extent not previously delivered to Buyer.

(k) Estoppels. Each Tenant Estoppel (as hereinafter defined) and the Condominium Estoppel (as hereinafter defined).

(l) 1099-S. A completed Form 1099-S or other documents required by the Code (as hereinafter defined), duly executed and acknowledged by Seller.

(m) Affidavit in Lieu of Registration Statement. A City of New York Department of Housing Preservation and Development Affidavit in Lieu of Registration Statement.

6.3 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver the following:

(a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b) Assignment Agreement. The Assignment Agreement, executed by Buyer.

(c) Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.

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(d) Other Documents. Applicable transfer or sales tax filings and such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(e) Closing Statement. The Closing Statement, executed by Buyer.

6.4 Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following:

(a) Representations True. All Seller’s Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

(b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement.

(c) Estoppel Certificate. Buyer shall have received an executed estoppel certificate from each Tenant with respect to its Lease (each a “Tenant Estoppel”) and an executed estoppel certificate from the Condominium Board with respect to the Property (the “Condominium Estoppel”). Buyer shall be required to accept any such Tenant Estoppel if the same: (x) is dated no earlier than forty-five (45) days prior to the initial Scheduled Closing Date, (y) is substantially in the form of Exhibit K attached hereto with any modifications made by a Tenant which are consistent with the minimum requirements set forth in its Lease or are otherwise reasonably acceptable to Buyer, and (z) does not disclose any information or facts that would (i) constitute a default by Seller under a Lease, (ii) with the giving of notice or passage of time or both would constitute a default by Seller under a Lease, and (iii) which differ in any material respect from the information or facts that Buyer is deemed to know (but excluding such Tenant Estoppel for purposes of Buyer’s deemed knowledge under this clause (iii)) about prior to the Effective Date. Either Buyer or Seller may elect to postpone the Scheduled Closing Date for a period not to exceed ten (10) days in order to provide additional time for Seller to satisfy the foregoing estoppel requirement. Notwithstanding any provisions in this Agreement to the contrary, if Buyer fails to object in writing to a Tenant Estoppel executed by a Tenant within five (5) Business Days after the date a copy of the same has been delivered to Buyer, Buyer shall be deemed to have approved the same.

(d) Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or prior to the Closing.

6.5 Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following:

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(a) Seller’s Corporate Approval. The unconditional approval of the Transaction by the investment committee of Prudential Real Estate Investors, the real estate investment management business unit of Prudential Investment Management, Inc.; provided, however, Seller shall be required to exercise its right to terminate this Agreement as a result of the fact that it is unable to obtain the approval referenced in this Section 6.5(a) no later than seven (7) calendar days following the Effective Date. If Seller terminates this Agreement pursuant to this Section 6.5(c), Seller shall reimburse Buyer for its reasonable out of pocket third party due diligence costs incurred by Buyer prior to the date of termination in connection with the Transaction in no event to exceed $100,000.

(b) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.

(c) Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to the Closing.

6.6 Waiver of Failure of Conditions Precedent. At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder. By closing the Transaction but subject to Section 7.3.3, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Article 6, except to the extent that the same expressly survive Closing. In the event any of the conditions set forth in this Article 6 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may terminate this Agreement (subject to the notice and cure rights set forth in Article 9 and elsewhere in this Agreement) and exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 9. If this Agreement is terminated as a result of the failure of any condition described in Section 6.4(b), (other than the failure to Remove a Required Removal Exception), Section 6.4(c), or Section 6.5(a), then the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1 Buyer’s Representations. Buyer represents and warrants to Seller as follows:

7.1.1 Buyer’s Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (b) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (x) result in the violation of any Law or any provision of Buyer’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Buyer, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound.

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7.1.2 Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

7.1.3 Patriot Act Compliance. None of Buyer, any owner of more than a 25% ownership interest, directly or indirectly, in Buyer, nor any other person, group, entity or nation (other than the investors in American Realty Capital New York City REIT, Inc.) that Buyer is intentionally or knowingly acting for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not intentionally or knowingly engaging in this Transaction on behalf of, or instigating or facilitating this Transaction on behalf of, any such person, group, entity or nation.  Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law.  Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

7.1.4 Survival. Buyer’s representations and warranties in this section shall survive the Closing and not be merged therein.

7.2 Seller’s Representations. Seller represents and warrants to Buyer as follows:

7.2.1 Seller’s Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (b) is authorized to execute this Agreement and, subject to obtaining the approvals described in Section 6.5(a), consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (x) result in the violation of any Law or any provision of Seller’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Seller, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller is bound.

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7.2.2 Seller’s Financial Condition. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws.

7.2.3 Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

7.2.4 Delivery of Documents. Seller has requested that Seller’s Property Manager give or otherwise make available to Buyer’s Representatives all books, records, and other writings in such manager’s possession related in any material way to the use, ownership or operation of the Property, other than Protected Information. To Seller’s Knowledge, the documents heretofore or hereafter delivered or otherwise made available to Buyer’s Representatives prior to Closing (a) include the documents (other than the Protected Information) that are used by Seller in the day-to-day operation and management of the Property, and (b) are the same documents (other than the Protected Information) that are prepared by the Seller’s Property Manager for reporting to Seller in connection with (i) the performance by Seller of its fiduciary obligations to its clients and investors, and (ii) the preparation of financial statements and reports submitted to the clients and investors of Seller.

7.2.5 Designated Representatives. The Designated Representatives include those individuals who are currently responsible for the asset management of the Property and the Transaction on behalf of Seller.

7.2.6 Tenants of the Property. As of the Effective Date, the only tenants of the Property are the Tenants and the Tenants are not entitled to any free rent periods or rental abatements, concessions or other inducements for any period subsequent to the Closing Date; provided, however, the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Property.

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7.2.7 Personal Property. Except as set forth in Exhibit M attached hereto, the personal property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.

7.2.8 Rents. Neither the Rents nor the Leases have been assigned, transferred or hypothecated by Seller, except by virtue of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.

7.2.9 Third-Party Rights. Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property (except for any options to purchase the Property or a portion thereof that may be contained in the Leases).

7.2.10 Notice of Lease Defaults. As of the Effective Date, except as set forth on Exhibit M attached hereto and except for defaults cured on or before the Effective Date, Seller has neither (i) received any written notice from any Tenant asserting or alleging that Seller is in default under such Tenant’s Lease, nor (ii) sent to any Tenant any written notice alleging or asserting that such Tenant is in default under its Lease. If Buyer receives an estoppel certificate from a Tenant that complies with the terms of Section 6.4(c) as to such Tenant’s Lease, the representation and warranty of Seller contained in this paragraph shall be without further force or effect with respect to such Tenant or its Lease as of the date of the Tenant’s estoppel certificate to the extent such representation and warranty is covered by the applicable estoppel certificate.

7.2.11 Seller’s Knowledge Representations. To Seller’s Knowledge:

(a) As of the Effective Date, except as listed in Exhibit M attached hereto, Seller has not received any written notice of any current or pending litigation against Seller or the Property (including, without limitation, any condemnation proceedings) which would, in the reasonable judgment of Seller, adversely affect the Property.

(b) As of the Effective Date, Seller has not entered into or assumed any contracts, equipment leases or other agreements affecting the Property which will be binding upon Buyer after the Closing other than (i) the Contracts listed in Exhibit B attached hereto, (ii) the Lease, and (iii) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record. True, correct and complete copies of the Contracts listed on Exhibit B attached hereto and the Leases have been provided to Buyer. The Contracts and the Leases are in full force and effect and have not been modified, amended, reminted, renewed or extended, except as otherwise set forth on Exhibit B attached hereto or in the definition of Leases contained in Article 1 hereof. If Buyer receives an estoppel certificate from a Tenant that complies with the terms of Section 6.4(c) as to such Tenant’s Lease, the representation and warranty of Seller contained in this paragraph shall be without further force or effect with respect to such Tenant or its Lease as of the date of the Tenant’s estoppel certificate to the extent such representation and warranty is covered by the applicable estoppel certificate.

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(c) As of the Effective Date, except for defaults cured on or before the Effective Date and except as listed in Exhibit M attached hereto, Seller has not received, or delivered, any written notice of default under the terms of any of the Contracts.

(d) Except for violations cured or remedied on or before the Effective Date and except as listed in Exhibit M attached hereto, as of the Effective Date, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Property.

(e) As of the Effective Date, except as set forth in Exhibit M attached hereto, Seller has not received any written notice of violation with regard to any law, covenant, condition or restriction relating to the present use or occupancy of the Property from any person, authority or agency having jurisdiction over the Property.

7.2.12 Intentionally Omitted.

7.2.13 Notification. Should Seller receive a written notice or obtain Seller’s Knowledge, after the Effective Date and prior to the Closing Date, that any of the representations set forth in this Section 7.2 are untrue, Seller will promptly notify Buyer of the same in writing.

7.2.14 Brokerage Agreements. There are no agreements in effect relating to the payment of leasing commissions or similar fees in connection with the Leases or the leasing of the Property (or any portion thereof). There are no Lease Expenses currently outstanding.

7.2.15 Condemnation. Seller has not received written notice of any pending or threatened condemnation or eminent domain proceedings that would affect the Property.

7.2.16 Security Deposits. There are no security deposits (including, without limitation, those in the form of letters of credit) presently held by or on behalf of Seller with respect to the Leases, except as set forth on Exhibit N attached hereto.

7.2.17 Condominium. The Seller, as a unit owner in the Condominium, as of the date hereof, has not received any written notice from the Condominium or the Condominium Board concerning changes in Condominium common charges due pursuant to the Condominium Documents and/or special assessments. Seller has neither (i) received any written notice from the Condominium or the Condominium Board asserting or alleging that Seller is in default under the Condominium Documents, nor (ii) sent to the Condominium any written notice alleging or asserting that the Condominium is in default under Condominium Documents

7.2.18 Employees.  Neither Seller, nor any Seller Parties, has any employees at the Real Estate.

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7.3 General Provisions.

7.3.1 Seller’s Warranties Deemed Modified. To the extent that Buyer is deemed to know prior to the Effective Date that Seller’s Warranties are inaccurate, untrue or incorrect in any way, Buyer shall proceed to Closing notwithstanding such knowledge, such Seller’s Warranties shall be deemed modified to reflect Buyer’s deemed knowledge.

7.3.2 Breach of Warranties prior to Closing. If after the Effective Date but prior to the Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any breach of a Seller Warranty, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the Scheduled Closing Date (not to exceed forty-five (45) days in the aggregate with all other extensions of the Scheduled Closing Date by Seller permitted under this Agreement) for purposes of such cure. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material for all purposes of this Agreement only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $50,000. If any such untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material and Seller fails to cure such untruth, inaccuracy or incorrectness, then Buyer shall have the remedies available to Buyer pursuant to and subject to the terms of Section 9.2 hereof. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect as set forth herein, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

7.3.3 Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which Seller receives a written notice of a claim from Buyer on or before the one hundred eightieth (180th) day after the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer is deemed to know that any Seller’s Warranties were untrue, inaccurate or incorrect at the time of the Closing, or (b) the untruth, inaccuracy or incorrectness of such Seller’s Warranties is not material.

7.3.4 Survival. The provisions of this Section 7.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

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ARTICLE 8 - COVENANTS

8.1 Contracts, Title Instruments, and the Leases.

(a) Without Buyer’s prior consent, between the Effective Date and the Closing, Seller shall not (i) extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement, or (ii) execute any instrument which affects title to the Property, or (iii) enter into any new lease with respect to the Property or modify any Lease or any part thereof, or terminate, amend, modify, extend or waive any rights under any Lease (except pursuant to the exercise by a Tenant of a renewal, extension or expansion option or other right contained in its Lease). Seller shall furnish Buyer with a copy of the proposed agreement which shall contain such information reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such agreement within three (3) Business Days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the Effective Date and the Closing. Any notice from Buyer rejecting the proposed transaction shall include a description of the reasons for Buyer’s rejection.

(b) Notwithstanding the foregoing terms of this section, if the Lease requires that the landlord’s consent be given under the applicable circumstances (or not be unreasonably withheld, conditioned or delayed), then Buyer shall be held to the same standard of approval.

(c) Between the Effective Date and the Closing, Seller shall not negotiate or enter into any agreement pursuant to which Seller shall grant any rights of first refusal to purchase all or any part of the Property, or any options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property.

(d) Subject to Section 8.1(a) hereof, Seller shall enforce the rights and remedies of the landlord under the Leases in a manner consistent with its past practices, including without limitation, to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by the Tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

(e) With respect to any security deposits which are letters of credit, (i) at Closing, Seller shall execute and deliver to Buyer such instruments as the issuers of such letters of credit shall reasonably require in order to transfer the same to Buyer, and (ii) after Closing, Seller shall cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith. Buyer shall be liable for payment of any fees imposed by the issuer of any letter of credit to be transferred. The provisions of this section shall survive the Closing and not be merged therein.

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(f) On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller.

(g) Maintain the current insurance coverages for the Property and otherwise operate the Property in a manner substantially similar to the operation of the Property prior to the Effective Date.

8.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 10, between the Effective Date and the Closing, Seller shall operate and maintain the Property in a manner consistent with Seller’s past practices with respect to the Property; provided, however, Seller shall not be obligated to perform any capital improvements or any deferred maintenance repairs. Seller shall not perform any capital improvement or any deferred maintenance repairs without the prior consent of Buyer, except that Seller shall have the right to perform without Buyer’s consent any of the foregoing required by any Law. Buyer hereby agrees that, except for breaches of this Section 8.2, Buyer, shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the Effective Date and the Closing, Seller will advise Buyer of any written notice Seller receives after the Effective Date from any governmental authority of the violation of any Laws regulating the condition or use of the Property. Seller, on or before the Closing Date, shall pay any fines (but not costs to cure) levied against the Property resulting from any violations of Law existing at the Property on or before the Closing Date.

8.3 Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party (other than Seller’s Broker) claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

8.4 Tax Protests; Tax Refunds and Credits. Subject to any contrary provisions in the Leases, Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the tax year in which Closing occurs (the “Closing Tax Year”) and all tax years prior to the Closing Tax Year, provided Seller shall keep Buyer reasonably informed regarding the status of any contest with respect to the taxes attributable to the Closing Tax Year. Subject to any contrary provisions in the Leases, Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all years subsequent to the Closing Tax Year. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to the Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any past or present tenant of the Property). To the extent any such refunds or credits are attributable to real estate and personal property taxes paid during the Closing Tax Year, such amounts shall be prorated between the parties in the manner provided in Section 5.2, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenant of the Property. The provisions of this section shall survive the Closing (and not be merged therein).

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8.5 Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any press release or similar public statement with respect to the Transaction or this Agreement (a “Press Release”) without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Press Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed and such response shall be provided within two (2) Business Days after submission of a draft of the Press Release to the other party for review), except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

8.6 Confidentiality.

(a) Buyer shall hold, and shall cause the other Buyer’s Representatives and any prospective investors in Buyer to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of the Agreement, (ii) unless and until the Closing occurs, any of the information in respect of the Property delivered or made available to any Buyer’s Representatives, and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding the foregoing, Buyer may disclose such information (A) on a need-to-know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as any governmental agency (including, without limitation, the Securities and Exchange Commission) may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.

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(b) Seller shall hold, and shall cause the other Seller Parties to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of the Agreement, and (ii) the identity of any direct or indirect owner of any beneficial interest in Buyer. Notwithstanding the foregoing, Seller may disclose such information (A) on a need-to-know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as any governmental agency (including without limitation, the Securities and Exchange Commission) may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record. Seller hereby agrees to indemnify, defend, and hold each of the Buyer’s Representatives free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.

(c) The provisions of this section shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

8.7 Delivery of Information Regarding Compliance. (a) No later than the seventh (7th) day following the Effective Date, Buyer agrees to provide documentation reasonably necessary or desirable for Seller to verify that the representations and warranties made in Section 7.1.3 are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership of Buyer and a list of any person or entity that directly or indirectly owns more than a 25% interest in Buyer. In addition, if after review of such information Seller determines that it needs additional information regarding the owners of Buyer, Buyer agrees to provide Seller with the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity or such other information that Seller requires in lieu thereof.. Notwithstanding any provision in this Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if such disclosure is required by Law or its regulatory compliance policies.

(b) No later than the seventh (7th) day following the Effective Date, Seller agrees to provide documentation reasonably necessary or desirable for Buyer to verify that the representations and warranties made in Section 7.2.3 are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership of Seller and a list of any person or entity that directly or indirectly owns more than a 25% interest in Seller. In addition, if after review of such information Buyer determines that it needs additional information regarding the owners of Seller, Seller agrees to provide Buyer with the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity or such other information that Buyer requires in lieu thereof. Notwithstanding any provision in this Agreement to the contrary, Buyer may disclose such information, without notice to Seller, to any government agency or regulators in connection with any regulatory examination or if Buyer reasonably believes that such disclosure is required by Law or its regulatory compliance policies.

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ARTICLE 9 - DEFAULTS

9.1 Seller’s Remedies for Buyer Defaults. If, (i) on the Scheduled Closing Date Buyer fails to deliver the balance of the Purchase Price in accordance with Sections 2.3 and 6.1, and fails to cure the same within two (2) Business Days after the Scheduled Closing Date, or (ii) on or before the Scheduled Closing Date Buyer is in default of any of its other material obligations hereunder or any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this clause (ii) continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Seller shall have the right to elect as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction. Seller and Buyer have discussed the possible consequences to Seller in the event that the Closing does not occur by reason of any of the events described in this section. The parties agree that it would be impractical or extremely difficult to determine the actual damages to Seller in such event and that a reasonable estimate of such damages is an amount equal to the Deposit. THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE FOREGOING PROVISIONS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IF BUYER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.

9.2 Buyer’s Remedies for Seller Defaults. If, on or before the Scheduled Closing Date, Seller is in default of any of its material obligations hereunder, or any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which (i) the Deposit shall be returned to Buyer and (ii) if the Seller default of a material obligation hereunder is willful, all reasonable third party due diligence costs incurred by Buyer prior to the date of termination in connection with the Transaction and this Agreement shall be reimbursed by Seller up to an aggregate amount not to exceed $100,000, and, after such termination, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller; provided, however, if specific performance of this Agreement is not available as a remedy to Buyer as a result of Seller’s intentional acts, then Buyer shall be entitled to (x) the return of the Deposit, and (y) pursue a claim against Seller for damages but specifically excluding any claim for special, consequential or punitive damages. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

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9.3 Indemnity Obligations. Notwithstanding any provision in this Agreement to the contrary, in no event shall the provisions of this Article 9 limit the rights of either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement or the damages recoverable pursuant to such indemnification obligations. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

ARTICLE 10 - CASUALTY/CONDEMNATION

10.1 Right to Terminate. If, after the Effective Date, (a) written notice of a proposed condemnation or taking of all or any part of the Property is received, a condemnation proceeding is commenced as to all or any part of the Property, a condemnation proceeding is concluded as to all or any part of the Property, or all or any part of the Property is conveyed in lieu of condemnation (any of the foregoing a “Condemnation”); or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer’s Representative) (a “Casualty”), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement, provided, however, such ten (10) Business Day period shall be extended, if necessary, to provide the parties sufficient time to determine if a Major Casualty has occurred. If this Agreement is terminated pursuant to this section, the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any Casualty or Condemnation with respect to which (i) the portion of the Property that is the subject of such Casualty or Condemnation has a value in excess of Five Million Eight Hundred Thousand Dollars ($5,800,000), as reasonably determined by an engineer selected by Seller and reasonably acceptable to Buyer, (ii) such Casualty or Condemnation gives rise to a right by any Tenant to terminate its Lease, (iii) such Casualty results in a full or partial abatement of rent under the Leases and Seller, in its sole and absolute discretion, does not elect to assign the proceeds of any rental loss insurance to Buyer or give Buyer a credit at Closing for the cost of such rent abatement, or (iv) such Casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for the cost of such repair or restoration.

10.2 Allocation of Proceeds and Awards. If a Condemnation or Casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect, and Buyer shall acquire the remainder of the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows: (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, reasonably and actually incurred by Seller in connection with negotiating the settlement of such award or proceeds, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation or loss of use, that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Property following a Casualty; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller’s deductible with respect to a Casualty, if the same is an insured casualty.

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10.3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

10.4 Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.

ARTICLE 11 - MISCELLANEOUS

11.1 Buyer’s Assignment.

(a) Buyer shall not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such attempted assignment shall be null and void ab initio; provided, however, Buyer may assign this Agreement and/or its rights hereunder to an Affiliate without the consent of Seller or a subsidiary of American Realty Capital New York City REIT, Inc. or New York REIT, Inc. As used herein, “Affiliate” means any legal entity that is directly or indirectly through one or more intermediaries, controlled by or under common control with Buyer. As used in this paragraph only, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a public company. Buyer’s request that Seller direct deed the Property to anyone or anything other than Buyer shall constitute an assignment of this Agreement.

(b) In the event Buyer intends to assign its rights hereunder to an entity that is not an Affiliate, Buyer shall send Seller written notice of its request at least ten (10) Business Days prior to the Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee. Notwithstanding any provision in this Agreement to the contrary:

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(i) Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including those set forth in Section 4.2, Article 7 and Article 8, all of which will be binding upon any assignee of Buyer.

(ii) No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 7.1 or Section 11.13 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide the information required by Section 8.7 and other documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing. If Buyer fails to provide the requested documentation to Seller at least ten (10) Business Days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to postpone the Scheduled Closing Date for a reasonable period until such verification has been made.

11.2 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

11.3 Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

11.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Real Property is located.

11.5 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

11.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.7 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

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11.8 Notices. Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e-mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:

c/o American Realty Capital

405 Park Avenue, 12th Floor

New York New York 10022

Attention: Legal Department

Telephone #: (212) 615-4500

E-Mail Address: mead@arlcap.com

c/o American Realty Capital

405 Park Avenue, 12th Floor

New York New York 10022

Attention: President

Telephone #: (212) 615-4500

E-Mail Address: MHappel@arlcap.com

IF TO SELLER:

USPF IV Laurel Retail Owner, L.P.

c/o Prudential Real Estate Investors
Two Prudential Plaza, Suite 3275

180 N. Stetson Street

Chicago, IL 60601
Attention: Colette English-Dixon
Telephone #: (312) 861-4440
E-Mail Address: colette.english-dixon@prudential.com

COPY TO:
Prudential Real Estate Investors 7 Giralda Farms Madison, New Jersey 07940 Attention: Frances Felice, Esq. Telephone #: (973) 683-1714 E-Mail Address: frances.felice@prudential.com

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COPY TO:

Prudential Real Estate Investors
3348 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
Attention: Gregory Killeen

Telephone #: (404) 704-3788

E-Mail Address: gregory.killeen@prudential.com

COPY TO:

Goodwin Procter LLP Exchange Place Boston, MA 02109 Attention: Minta E. Kay, Esq. Telephone #: (617) 570-1877 E-Mail Address:mkay@goodwinprocter.com

11.9 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

11.10 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith, and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2.

11.11 Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.

11.12 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

11.13 Intentionally Omitted.

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11.14 Time of Essence. Time is of the essence with respect to the Closing and all of the provisions of this Agreement.

11.15 Resolutions of Disputes.

11.15.1 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THIS AGREEMENT, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THAT RELATIONSHIP, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

11.15.2 Intentionally Omitted.

11.15.3 RELEASES. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.

11.16 Audit. Seller shall provide Buyer and/or its auditors, at no cost or expense to Seller, in a timely fashion (Seller acknowledging that Buyer may be required to make the below-referenced filing within seventy-one (71) days following Closing), with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and as is in the possession of or under the reasonable control of Seller and as relates to the Property, in connection with filings of Buyer required by the Securities and Exchange Commission on account of Buyer’s purchase of the Property.

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11.17 Withholding. Buyer shall be entitled to deduct and withhold, or cause the Escrow Agent to deduct and withhold, from the Purchase Price, such amounts as may be required to be deducted and withheld with respect to the making of such payment under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and under any similar provision of state, local or foreign Law.  To the extent that amounts are so deducted and withheld by Buyer or Escrow Agent, the same shall be treated for all purposes of this Agreement as having been paid to Seller.  In addition, Seller and Buyer shall complete at Closing Form 8288-A and any other forms which Buyer shall file with the Internal Revenue Service in connection therewith.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

By:	U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	/s/ Barry L. Howell

Barry L. Howell

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	/s/ James L. Street

James L. Street

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

BUYER:

ARC NYC400E67, LLC, a Delaware limited liability company

By: /s/ Michael A. Happel

Name: Michael A. Happel

Title: Authorized Officer

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LIMITED JOINDER

U.S. Property Fund IV GmbH & Co. KG hereby executes and delivers this Limited Joinder for the sole purpose of being bound jointly and severally with Seller under Section 4.3 of this Agreement.

U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	/s/ Barry L. Howell

Barry L. Howell

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	/s/ James L. Street

James L. Street

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

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AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions and otherwise comply with the provisions of Exhibit C to this Agreement.

In witness whereof, the undersigned has executed this Agreement as of August 8, 2014.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Stephen Farber

Name: Stephen Farber

Title: VP

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EXHIBIT A

LEGAL DESCRIPTION

Units RET1, RET2 and GAR (a/k/a the Garage Unit) of The Laurel Condominium established pursuant to that certain Declaration dated October 6, 2008 recorded in the New York County Office of the Regsiter of The City of New York on November 3, 2008 at CRFN 2008000427186, also designated as Tax Lots 1208, 1209 and 1210, respectively, Block 1461 on Tax Map Real Property Assessment Department of The City of New York for The Borough of Manhattan & County of New York.

Exhibit A, Page 1

EXHIBIT B

LIST OF CONTRACTS

Property Management Agreement

Exhibit B, Page 1

EXHIBIT C

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

1. The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller and shall promptly provide Buyer and Seller with confirmation of the investments made. Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.

2. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

3. If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

4. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

5. Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is ________.

Exhibit C, Page 1

6. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a) Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is __________.

(d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

7. The provisions of this Exhibit C shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

[Remainder of page intentionally blank]

Exhibit C, Page 2

EXHIBIT D

FORM OF DEED

[TO BE SAME AS DEED INTO SELLER]

Exhibit D, Page 1

EXHIBIT E

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is executed as of _____    , 2014 by USPF IV LAUREL RETAIL OWNER, L.P., a Delaware limited partnership (“Seller”) for the benefit of ARCP [TBD], LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of August ___, 2014, by and between Buyer (as successor by assignment to ARC NYC400E67, LLC, a Delaware limited liability company) and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Buyer and Buyer hereby accepts all right, title and interest in and to all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property, but specifically excluding any Protected Information and any computer software that is licensed to Seller (herein collectively called the “Personal Property”).

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller other than Seller’s Warranties (as defined in the Sale Agreement).

Seller’s liability under this Bill of Sale shall be limited as set forth in Section 4.3 of the Sale Agreement.

[Remainder of page intentionally blank]

Exhibit E, Page 1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

Exhibit E, Page 2

EXHIBIT F

FORM OF ASSIGNMENT OF LEASE AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF LEASE AND INTANGIBLE PROPERTY (this “Assignment”), is made as of ____   , 2014 by and between USPF IV LAUREL RETAIL OWNER, L.P., a Delaware limited partnership (“Assignor”) and ARCP [TBD], LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of August ___, 2014, by and between Assignee (as successor by assignment to American Realty Capital III, LLC, a Delaware limited liability company) and Assignor (as the same may have been amended, modified or assigned, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee the Lease and rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment of Lease. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease identified on Exhibit A attached hereto. Assignee hereby accepts the foregoing assignment of the Lease and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.

2. Assignment of Intangible Property. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor in excess of a nominal transfer fee:

(a) the contracts, equipment leases, and other agreements relating to the Real Property that are described in Exhibit B attached hereto; and

(b) any licenses, permits and other written authorizations in effect as of the date hereof with respect to the Real Property; and

(c) any guaranties and warranties in effect as of the date hereof with respect to any portion of the Real Property or the personal property conveyed to Assignee by Assignor concurrently herewith.

Exhibit F, Page 1

Assignee hereby accepts the foregoing assignment of the interests described in this Section 2 (collectively, the “Intangible Property”) and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.

3. Reservation of Benefits. Notwithstanding anything to the contrary in this Assignment, to the extent that Assignor continues to have liability after the date hereof with respect to the Property, Assignor reserves and retains such benefits under the Lease and the Intangible Property as are necessary or desirable for Assignor to defend or protect itself with respect to or to assert any rights relating to any matter for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section shall exist jointly with Assignee’s benefits under the Lease and Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto. Assignee and Assignor agree to cooperate with the reasonable requests of the other party in enforcing their respective benefits under the Lease and the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this Section.

4. Limitation on Liability. Assignor’s liability under this Assignment shall be limited as set forth in Section 4.3 of the Sale Agreement.

5. Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Real Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

6. Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

7. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank]

Exhibit F, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

By:	U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

ASSIGNEE:

ARCP [TBD], LLC, a Delaware limited liability company

By: [TBD], its manager

By: ___________________________________

Name: _________________________________

Title: __________________________________

Exhibit F, Page 3

EXHIBIT G

FORM OF NOTICE TO TENANT

____ ___, 2014

Re:	Notice of Change of Ownership of

The Laurel Retail and Garage Condominium

400 East 67th Street, New York, NY 10065

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, USPF IV LAUREL RETAIL OWNER, L.P., a Delaware limited partnership has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to ___________________________, a Delaware limited liability company (the “New Owner”).

Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

_______________________________

_______________________________

_______________________________

Attn: _______________________________

If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws.

We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.

Sincerely,

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

By:	U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

Exhibit G, Page 1

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

Exhibit G, Page 2

EXHIBIT H

Intentionally Omitted

Exhibit H, Page 1

EXHIBIT I-1

FORM OF TITLE AFFIDAVIT

Dated as of: __ ___, 2014

Title Order No.

The undersigned (“Owner’) hereby represents and warrants as follows to and for the benefit of First American Title Insurance Company (the “Title Company”):

1. Representatives of Owner have reviewed the preliminary report/commitment with an effective date of ___    , 2014 (the “Title Report”).

2. To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for the lease with the tenant shown on Exhibit A attached hereto.

3. To the knowledge of Owner, there are no unrecorded claims against the Property, nor any set of facts by reason of which Owner’s title to the Property might be disputed or questioned except for (a) the lease with the tenant shown on Exhibit A, (b) matters shown on the Title Report, (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent. To the knowledge of Owner and except as aforesaid, Owner has been in peaceable and undisputed possession of the Property since title was acquired.

4. Except as set forth on Exhibit B attached hereto:

(a) within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, or (iii) attached any fixtures to the Property which have not been paid for in full; and

(b) there are no outstanding or disputed claims for any work or item referred to in paragraph (a).

5. To the knowledge of Owner, Owner has not received written notice of any violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of James L. Street and Gregory Killeen, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, any direct or indirect owner of any beneficial interest in Owner, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

Exhibit I-1, Page 1

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance and for no other purpose. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[Remainder of page intentionally blank]

Exhibit I-1, Page 2

IN WITNESS WHEREOF, Owner has executed this affidavit as of the date first set forth above.

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

By:	U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

Exhibit I-1, Page 3

EXHIBIT I-2

FORM OF GAP INDEMNITY

Dated as of: ___ ___, 2014

Title Order No.

Title Commitment Effective Date: ___    , 2014

WHEREAS, First American Title Insurance Company (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $_____ in favor of ARCP [TBD], LLC, a Delaware limited liability company (“Buyer”) covering premises being acquired from USPF IV LAUREL RETAIL OWNER. L.P., a Delaware limited partnership (“Seller”) as more particularly described in Exhibit A attached hereto (the “Real Property”);

AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;

AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded in the applicable records of New York County, New York;

NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the Title Commitment Effective Date referenced above (being the last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between the Title Commitment Effective Date referenced above and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, the Title Company shall use good faith and diligent efforts to cause all documents to be recorded as soon as possible but, in any event, no later than three (3) business days after the date hereof and Seller shall have no obligations or liability hereunder with respect to any objections to title which may arise or be filed after such three (3) business day period nor shall Seller have any obligations or liability hereunder with respect to any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives.

This indemnity is given to induce the Title Company to issue its policy of title insurance and for no other purpose. This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable, by any other person or entity.

Exhibit I-2, Page 1

IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as the date first set forth above.

USPF IV Laurel Retail Owner, L.P. , a Delaware limited partnership

By:	USPF IV Laurel Retail GP LLC,

A Delaware limited liability company, its general partner

By:	U.S. Property Fund IV GmbH & Co., KG,

A German limited partnership

By:	USPF IV-Verwaltungs-GmbH & Co., KG,

A German limited partnership, its sole general partner

By:	TMW USPF-Verwaltungs-GmbH,

A German corporation, its sole general partner

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

By:	_________________________________

As attorney-in-fact pursuant to that certain

Power of Attorney dated July 30, 2014

Exhibit I-2, Page 2

EXHIBIT J

INTENTIONALLY OMITTED

Exhibit J, Page 1

EXHIBIT K

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT’S ESTOPPEL CERTIFICATE

LEASE:	Lease dated as of October 5, 2007 between 1240 First Avenue LLC, as owner, and Cornell University for and on behalf of its Joan & Sanford I. Weill Medical College, as tenant (the “Lease”)

LEASED PREMISES:	Space on the ground floor, the second floor and basement levels 1 and 2 in the building erected at 1240 First Avenue, New York, New York (collectively, the “Premises”)

LANDLORD:	USPF IV Laurel Retail Owner, L.P. (“Landlord”)

TENANT:	Cornell University for and on behalf of its Joan and Sanford I. Weill Medical College (“Tenant”)

This Estoppel Certificate (“Estoppel Certificate”) is given to Landlord, ___________________________ and any permitted assignee (“Buyer”) and any lender (“Lender”) to which the Buyer or any party described in the foregoing clause grants a deed of trust, mortgage or other lien upon the Property (defined below) (together, the “Benefitted Parties”), by Tenant with the understanding that the Benefitted Parties will rely on this Estoppel Certificate in connection with Buyer’s acquisition of, and Lender’s financing of, the Commercial Units (including the Premises) of the Property known as “The Laurel,” located at 1240 First Avenue, New York, New York (the “Property”). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

In consideration of Buyer’s intended purchase of the Property and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant hereby certifies to the Benefitted Parties as follows:

1.	The Lease is in full force and effect and has not been amended, modified or supplemented except pursuant to that certain stipulation of settlement dated July 6, 2011 relating to that certain proceeding entitled 1240 First Avenue LLC v. Cornell University, Civil Court, New York County, Index Number L&T 77596/09 (the “Stipulation of Settlement”). Tenant is in material compliance with all terms and conditions of the Stipulation of Settlement and has neither given nor received written notice that it or the plaintiff under such litigation is in breach or default of such terms or conditions. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Premises or the Property.

2.	The Commencement Date is March 1, 2008, the Rent Commencement Date is July 1, 2009 and the Expiration Date is June 30, 2024, subject to the following renewal options: three (3) successive five (5)-year options to renew.

Exhibit K, Page 1

3.	The minimum annual Base Rent presently payable under the Lease is at the following rates for the periods indicated: (i) $2,000,000.00 per annum for the period commencing on the Rent Commencement Date through and including the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date; (ii) $2,300,000.00 per annum for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date through and including the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date; and (iii) $2,645,000.00 per annum for the period commencing on the tenth (1Oth) anniversary of the Rent Commencement Date through and including the Expiration Date. The current monthly Base Rent is $166,666.67 and has been paid through August 31, 2011.

4.	Additional rent in respect of escalations in Taxes has been paid through June 30, 2012. Tenant’s obligation to pay additional rent on account of increases in Condominium Common Charges commenced on July 6, 2011 but no such charges have yet been billed to Tenant. All additional rent billed to Tenant to date has been paid. There are no pending disputes or contests between Landlord and Tenant in respect of additional rent payable under the Lease.

5.	No rent has been or will be paid more than (1) month in advance of its due date.

6.	The base year for Condominium Common Charges is the calendar year 2009. The base year for Taxes is the July 1, 2010 - June 30, 2011 fiscal year of the City of New York.

7.	There is no security deposit under the Lease.

8.	All work required to be performed to the Premises by Landlord under the Lease has been completed, however, there is a single meter measuring the heated and chilled water for all of the retail space and one sub-meter after the retail space meter which measures the hot and chilled water delivered to the TD Bank space. As a result, the only way to accurately measure the Tenant’s use of hot and chilled water is to take the meter reading of the retail space meter minus the meter reading of the TD Bank meter (TD Bank and the Tenant are the only retail space tenants). All payments, free rent or other credits, allowances or abatements required to be &riven under the Lease to Tenant with respect to work to be performed to the Premises by Tenant have been received by Tenant. Tenant has accepted possession of and is in physical occupancy of the entire Premises.

9.	The Lease or any rights in or to the Premises have not been assigned, subleased, transferred or otherwise hypothecated. The undersigned does not have (a) any option or preferential right to purchase all or any part of the Premises or the Property, or (b) any right title or interest with respect to the Premises or the Property other than as tenant under the Lease.

10.	To the best of Tenant’s knowledge: (i) there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

Exhibit K, Page 2

11.	No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state.

12.	Tenant has no option to expand, rent additional space within the Property or any right of first refusal with regard to any additional space within the Property. Tenant has no right to occupy any additional space at the Property.

13.	Lender shall not be liable for or bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease. that (i) materially modifies the economic terms of the Lease, or (ii) materially and adversely affects Landlord’s obligations under the Lease or Lender’s rights, duties or obligations, unless such modification, amendment, or waiver is consented to in writing by Lender.

14.	Tenant is not aware of the presence of any hazardous materials at the Premises or the Property. Tenant represents that, to the best of its knowledge, it has not brought any hazardous materials into the Premises or the Property, nor to the best of its knowledge, has it caused or permitted any affiliate or third party to do so.

The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate. This certificate is binding on Tenant and its successors and assigns and may be relied upon by Lender and its successors and assigns, any purchaser of the Premises, and any lender of said Purchaser.

Executed by Tenant on ____________, 2014

TENANT:

CORNELL UNIVERSITY FOR AND ON
BEHALF OF ITS JOAN & SANFORD I. WEILL
MEDICAL COLLEGE

BY: ______________________________

Name:

Title:

Exhibit K, Page 3

TENANT’S ESTOPPEL CERTIFICATE

LEASE:	Lease dated as of March 30, 2009 between 1240 First Avenue LLC, as owner, and Quik Park East 67th Street LLC, as tenant (the “Lease”)

LEASED PREMISES:	The-garage space in the building erected at 1240 First Avenue, New York, New York (the “Premises”)

LANDLORD:	USPF IV Laurel Retail Owner, L.P. (“Landlord”)

TENANT:	Quik Park East 67th Street LLC (“Tenant”)

This Estoppel Certificate (“Estoppel Certificate”) is given to Landlord, _______________ (“Buyer”) and any lender (“Lender”) to which the Buyer or any party described in the foregoing clause grants a deed of trust, mortgage or other lien upon the Property (defined below) (together, the “Benefitted Parties”), by Tenant with the understanding that the Benefitted Parties will rely on this Estoppel Certificate in connection with Buyer’s acquisition of, and Lender’s financing of, the Commercial Units (including the Premises) of the Property known as “The Laurel,” located at 1240 First Avenue, New York, New York (the “Property”). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

In consideration of Buyer’s intended purchase of the Property and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant hereby certifies to the Benefitted Parties as follows:

1.	The Lease is in full force and effect and has not been amended, modified or supplemented

2.	The Commencement Date is August 21, 2009, the Rent Commencement Date is February 17, 2010 and the Expiration Date is November 30, 2011. Tenant has no renewal options.

3.	The minimum Fixed Rent payable under the Lease is at the rate of $54,166.67 per month. Tenant has paid Rent through _______________ except that Tenant has paid Net Profit Additional Rent through _____________.

4.	No Additional Rent in respect of Tenant’s Tax Payment is currently due or payable. Any other Additional Rent billed to Tenant to date has been paid. There are no pending disputes or contests between Landlord and Tenant in respect of Additional Rent payable under the Lease.

5.	No Rent has been or will be paid more than (1) month in advance of its due date.

6.	The base year for Taxes is the July 1, 2009- June 30, 2010 fiscal year of the City of New York.

Exhibit K, Page 4

7.	Tenant has delivered a letter of credit in the amount of $162,500.00. To the extent applicable, Tenant waives collection of the deposit against Lender or any purchaser at a foreclosure sale, unless Lender or such purchaser actually receives the deposit from Landlord.

8.	All work required to be performed to the Premises by Landlord under the Lease has been completed. All payments, free rent or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises by Tenant have been received by Tenant. Tenant has accepted possession of and is in physical occupancy of the entire Premises.

9.	The Lease or any rights in or to the Premises have not been assigned, subleased, transferred or otherwise hypothecated. The undersigned does not have (a) any option or preferential right to purchase all or any part of the Premises or the Property, or (b) any right, title or interest with respect to the Premises or the Property other than as tenant under the Lease.

10.	To the best of Tenant’s knowledge: (i) there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

11.	No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state.

12.	Tenant has no option to expand, rent additional space within the Property or any right of first refusal with regard to any additional space within the Property. Tenant has no right to occupy any additional space at the Property.

13.	Lender shall not be liable for or bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease, that (i) materially modifies the economic terms of the Lease, or (ii) materially and adversely affects Landlord’s obligations under the Lease or Lender’s rights, duties or obligations, unless such modification, amendment, or waiver is consented to in writing by Lender.

14.	Attached hereto as Exhibit A is a true copy of the Lease.

The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate. This certificate is binding on Tenant arid its successors and assigns and may be relied upon by Lender and its successors and assigns, any purchaser of the Premises, and any lender of said Purchaser.

Executed by Tenant on _______, 2014.

Exhibit K, Page 5

TENANT:

QUIK PARK EAST 67th STREET LLC

By: ______________________________

Name:

Title:

Exhibit K, Page 6

TENANT'S ESTOPPEL CERTIFICATE

TO:	CERTIFICATE HOLDER: USPF IV Laurel Retail Owner, L.P. and [INSERT BUYER]

RE:	LEASE AGREEMENT

DATED:	January 8, 20 I 0, as amended by a Letter Agreement dated March 17, 2010, as amended by Subordination, Non-Disturbance and Attornment Agreement dated March 23, 2010, as amended by a Letter Agreement dated March 29, 2010, as amended by an Estoppel Certificate dated December 16, 2010, as amended by an Estoppel Certificate dated April 13, 2011, (herein after referred to as the "Lease")

TENANT:	TD BANK, N.A.

TENANT'S NOTICE ADDRESS:

TD Bank,N.A

Enterprise Real Estate I Lease Administration

12000 Horizon Way

Mount Laurel, NJ 08054

cc:	TD Bank, N.A. Legal Department

75 John Roberts Road

Building A

South Portland, ME 041 06

Attn: Real Estate Attorney

LANDLORD:	USPF IV Laurel Retail Owner, L.P.

PREMISES:	1240 First Avenue
Retail Unit #2
New York, NY

As of the date listed below, Tenant hereby certifies the following to the Certificate Holder, to Tenant's present knowledge:

1.	The Lease is in full force and effect.

2.	Except as provided on Exhibit A, (i) any improvements to the Premises required by the Lease to be provided by Landlord prior to delivery to Tenant have been completed in accordance with the provisions of the Lease, (ii) Tenant has accepted the Premises and the improvements thereto and has taken possession of the Premises; and (iii) the Construction Allowance (as defined in the Lease), if any, has been paid to Tenant.

3.	Except as provided on Exhibit A, Landlord is not in default of the Lease, and no event has occurred and no situation exists which, with notice or the passage of time or both, would constitute a default by Landlord under the Lease. Except as provided on Exhibit A, no setoffs or credits against rent have presently accrued. Tenant has no present knowledge of any circumstances which would give rise to any setoff or credit against rental obligations, and Tenant has no defenses to enforcement of any of Tenant's covenants or obligations under the Lease.

Exhibit K, Page 7

4.	Except as provided on Exhibit A, Tenant has not assigned or sublet the Premises, or transferred its interest under the Lease.

5.	The Lease is for a term beginning and ending on the dates specified on Exhibit A. Tenant has option(s) to extend the term of the Lease for the period(s) set forth on Exhibit A.

6.	The Lease has not been modified, altered or amended except as provided above and contains the entire existing agreement between Landlord and Tenant.

7.	Rent currently payable by the Tenant under the Lease is specified on Exhibit A and has been paid through the date listed on Exhibit A.

8.	Tenant has made no payment to Landlord as a security deposit except as indicated on Exhibit A and Tenant has not prepaid any rent under the Lease more than thirty (30) days prior to its due date.

9.	As of the date hereof, no actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

10.	Tenant does not have any preferential right or option to purchase all or any part of the Premises except as provided in the Lease.

11.	Except as provided on Exhibit A, there are no uncured defaults by Tenant under the Lease, and no event has occurred and no situation exists which, with notice or the passage of time or both, would constitute a default by Tenant under the Lease.

Tenant makes the foregoing statements subject to the following qualifications: (i) Tenant has not verified the presence and/or absence of any particular co-tenancy in the Shopping Center and makes no representation concerning co-tenancy or the present availability of any rent concessions and/or termination right resulting from the failure of any co-tenancy requirement; (ii) Tenant has not verified whether the manner or nature of the use of other tenants' premises entitles Tenant to any rent concessions and/or termination right and makes no representation with respect thereto; (iii) Tenant does not represent that any specific item billed to Tenant by Landlord under any additional rent or other charges section or article of the Lease (e.g., common area maintenance charges, real estate taxes, insurance charges, electricity, HVAC and the like) is proper and appropriate since Tenant has not audited Landlord's books and records; (iv) Tenant may be entitled to certain late delivery credits and/or rent abatements or credits pursuant to the terms of the Lease which are not described on Exhibit A hereto; and (v) Tenant shall not be subject to any liability in damages or otherwise if any statement made by Tenant herein is found to be untrue.

DATED: ____, 2014

Exhibit K, Page 8

TENANT:

TD BANK, N.A.

By: _____________________________

Elizabeth Anela, Vice President,

Lease Administration Lead

Exhibit K, Page 9

ESTOPPEL

EXHIBIT A

1240 First Avenue

Retail Unit #2

New York, NY

This Exhibit is an integral part of the Tenant's Estoppel Certificate to which the Exhibit is attached, given by Tenant to USPF IV Laurel Retail Owner, L.P. and [INSERT BUYER] ("Certificate Holder") as of August 11, 2011.

1)	Construction Remaining to be
	Completed by Landlord:	None

2)	Outstanding Construction Allowance:	None

3)	Default by Landlord:	None

4)	Setoff Rights which have Accrued:	None

5)	Assignment or Subletting:	None

6)	Commencement Date of the Term:	March 26, 2010

7)	Rent Commencement Date:	September 22,2010

8)	Expiration Date of Current Term:	September 30, 2025

9)	Remaining Option( s) to Extend:	Three, 5-year terms

10)	Monthly Base/Minimum Rent:	$ 68,416.67

11)	Rent Paid Through:	August 31, 2011

12)	Default by Tenant:	None

13)	Option to Lease	None

14)	Option to Purchase	None

15)	Security Deposit

Exhibit K, Page 10

EXHIBIT L

Intentionally Deleted

Exhibit L, Page 1

EXHIBIT M

EXCEPTIONS TO SELLER’S WARRANTIES

Liens on Personal Property

None

Notices of Litigation

None

Notices of Contract Defaults

None

Notices of Governmental Violations

None

Notices of Lease Defaults

None

Exhibit M, Page 1

EXHIBIT N

SECURITY DEPOSITS

TD Bank – None.

Cornell University – None.

Quik Park - $162,000 Letter of Credit

Exhibit N, Page 1